Exhibit 23.1

Board of Directors and Shareholders of

The Great Restaurant Development Holdings Limited

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated July 19, 2024, except for Notes 1, 22 and 23, as to which the date is December 6, 2024, in Amendment No. 1 to the Registration Statement on Form F-1, under the Securities Act of 1933 (File No. 333-283646) with respect to the consolidated balance sheets of The Great Restaurant Development Holdings Limited and its subsidiaries (collectively the “Company”) as of December 31, 2022 and 2023, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes included herein.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

San Mateo, California	WWC, P.C.
January 13, 2025	Certified Public Accountants
PCAOB ID No.1171